Exhibit 99.1

News

KeyCorp
127 Public Square
Cleveland, OH 44114

EXCHANGE OFFER INFORMATION AGENT:
D.F. King & Co., Inc.
800.431.9633
Bankers and Brokers: 212.269.5550, Collect

EXCHANGE OFFER WEBSITE:
www.key.com/exchangeoffers

MEDIA CONTACT:	ANALYST CONTACTS:
William C. Murschel	Vernon L. Patterson
216.828.7416	216.689.0520
william_c_murschel@keybank.com	vernon_patterson@keybank.com

Christopher F. Sikora
216.689.3133
chris_sikora@keybank.com

KEY MEDIA	INVESTOR
NEWSROOM: www.key.com/newsroom	RELATIONS: www.key.com/ir

KEYCORP COMMENCES EXCHANGE OFFER FOR RETAIL TRUST

PREFERRED SECURITIES OF FIVE AFFILIATED TRUSTS

CLEVELAND, July 8, 2009 – KeyCorp (NYSE: KEY) today announced that it was commencing an offer to exchange common shares of KeyCorp for any and all Trust Preferred Securities of KeyCorp Capital V and KeyCorp Capital VI, and any and all Enhanced Trust Preferred Securities of KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X (the “Trust Preferred Exchange Offer”). This follows KeyCorp’s recent announcement that it had successfully closed its previously announced exchange offers and that it believes it has fulfilled the U.S. Government’s requirement under the Supervisory Capital Assessment Program (“SCAP”) – the so-called “stress test” – to generate $1.8 billion of tier 1 common equity capital. With that announcement, KeyCorp also indicated a desire to further enhance its tier 1 common equity capital through this additional offer.

-more-

In connection with the Trust Preferred Exchange Offer, for each Trust Preferred Security of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X (collectively, the “Capital Trusts”) accepted in accordance with the terms of the Trust Preferred Exchange Offer, KeyCorp will issue a number of its common shares that will be fixed according to an exchange ratio, which will be announced by us prior to 9:00 a.m., New York City time, on Monday, August 3, 2009. For each Trust Preferred Security of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII and KeyCorp Capital IX tendered on or prior to 11:59 p.m., New York City time, on Tuesday, July 21, 2009 (and not subsequently withdrawn), KeyCorp will issue a number of its common shares equal to the quotient of $22.00 divided by the Average VWAP. Average VWAP means the arithmetic average of VWAP, as displayed under the heading Bloomberg VWAP on Bloomberg Page KEY <equity> AQR (or its equivalent or successor page if such page is unavailable), for the five consecutive trading day pricing period, which is currently expected to end on and include the Pricing Date of July 31, 2009. For each Trust Preferred Security of Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, and KeyCorp Capital IX tendered after 11:59 p.m., New York City time, on Tuesday, July 21, 2009 but prior to the expiration date of the Trust Preferred Exchange Offer (and not subsequently withdrawn), KeyCorp will issue a number of its common shares equal to the quotient of $20.75 divided by the Average VWAP. For each Trust Preferred Security of KeyCorp Capital X tendered on or prior to 11:59 p.m., New York City time, on Tuesday, July 21, 2009 (and not subsequently withdrawn), KeyCorp will issue a number of its common shares equal to the quotient of $22.50 divided by the Average VWAP. For each Trust Preferred Security of KeyCorp Capital X tendered after 11:59 p.m., New York City time, on Tuesday, July 21, 2009 but prior to the expiration date of the offer (and not subsequently withdrawn), KeyCorp will issue a number of its common shares equal to the quotient of $21.25 divided by the Average VWAP. The Average VWAP and the exchange ratios will be announced in a press release before the opening of NYSE trading on Monday, August 3, 2009. This information also will be available at www.key.com/exchangeoffers and from D.F. King & Co., Inc., the information agent.

The Trust Preferred Exchange Offer will expire at 11:59 p.m. New York City time, on Tuesday, August 4, 2009, unless extended or earlier terminated by KeyCorp. Trust Preferred Securities that are tendered may be withdrawn at any time prior to expiration. To receive the consideration in the Trust Preferred Exchange Offer, holders must validly tender and not withdraw their securities prior to such expiration date.

Morgan Stanley is the sole arranger and lead manager for the Trust Preferred Exchange Offer, and Morgan Stanley, UBS Investment Bank, Citi and Wells Fargo Securities are acting as dealer managers. In addition, Morgan Stanley is KeyCorp’s capital advisor on all of its capital execution plans related to the SCAP. The complete terms and conditions of the Trust Preferred Exchange Offer are set forth in the Prospectus and letter of transmittal that are being sent to holders of the Trust Preferred Securities. Holders are urged to read the Trust Preferred Exchange Offer documents carefully. This press release is neither an offer to purchase nor a solicitation to buy any shares of the securities, nor is it a solicitation for acceptance of the exchange offer. KeyCorp is making the exchange offer only by, and pursuant to the terms of, the Prospectus and the related letter of transmittal. The Trust Preferred Exchange Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of KeyCorp or its affiliates, the trustees of the Capital Trusts, the exchange agent, the information agent, the financial advisors or the capital advisor is making any recommendation as to whether or not holders should tender their Trust Preferred Securities in connection with the Trust Preferred Exchange Offer.

-more-

Copies of the Prospectus and letter of transmittal may also be obtained from D.F. King & Co., Inc., the information agent at (800) 431-9633 or, for bankers and brokers, at (212) 269-5550 (Collect). The Exchange Agent for the Trust Preferred Exchange Offer is Computershare Trust Company, N.A., available at (781) 575-2332. KeyCorp has filed a registration statement (including the Prospectus) for this Trust Preferred Exchange Offer with the Securities and Exchange Commission (“SEC”). Before you invest you should read the Prospectus in the registration statement and other documents that KeyCorp has filed with the SEC for more complete information about KeyCorp and the Trust Preferred Exchange Offer. You may obtain these documents for free at the SEC’s website, www.sec.gov. You may also obtain these documents by contacting KeyCorp, Investor Relations, at (216) 689-4221 or by email at KeyCorp_Capital_Exchange@KeyBank.com.

Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $98 billion. BusinessWeek Magazine named Key the top bank in its Customer Service Champ 2009 edition, ranking Key 11th out of the top 25 companies that include many known for their customer service acumen. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. For more information, visit https://www.key.com.

-more-

This press release contains information that we believe constitute “forward-looking statements” about our financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of KeyCorp’s control. KeyCorp’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

Factors that may cause actual results to differ materially include, among other things: (1) adverse capital markets conditions and the inability to raise equity and other funding required by our regulators or otherwise; (2) further downgrades in our credit ratings; (3) unprecedented volatility in the stock markets, public debt markets and other capital markets, including continued disruption in the fixed income markets; (4) changes in interest rates; (5) changes in trade, monetary or fiscal policy; (6) changes in foreign exchange rates, equity markets ad the financial soundness of other unrelated financial companies; (7) asset price deterioration which has had (and may continue to have) a negative effect on the valuation of certain asset categories represented on KeyCorp’s balance sheet; (8) continuation of the recent deterioration in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (9) continued disruption in the housing markets and related conditions in the financial markets; (10) increased competitive pressure among financial services companies due to the recent consolidation of competing financial institutions and the conversion of certain investment banks to bank holding companies; (11) heightened legal standards and regulatory practices, requirements or expectations; (12) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (13) increased FDIC deposit insurance premiums; (14) difficulty in attracting and/or retaining key executives and/or relationship managers; (15) consummation of significant business combinations or divestitures; (16) operational or risk management failures due to technological or other factors; (17) changes in accounting or tax practices or requirements; (18) new legal obligations or liabilities or unfavorable resolution of litigation; and (19) disruption in the economy and general business climate as a result of terrorist activities or military actions.

For additional information on KeyCorp and the factors that could cause KeyCorp’s actual results or financial condition to differ materially from those described in the forward-looking statements consult KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements.

# # # #